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                                                                    EXHIBIT 10.9

                              STOCK PURCHASE OPTION


         This Stock Purchase Option is granted on this 1st day of February, 2000, by XETA Corporation, an Oklahoma corporation, doing business as XETA Technologies ("XETA"), to Larry N. Patterson ("Patterson") in conjunction with and pursuant to the terms of his employment by XETA.

                                    RECITALS

         WHEREAS, XETA has hired Patterson as XETA's Senior Vice President, Operations and Patterson has accepted such employment on this date and will take office on March 1, 2000; and

         WHEREAS, as an inducement to Patterson to accept such employment and as part of the compensation to be paid to him as Senior Vice President, Operations of the Company, XETA agreed to grant Patterson options to purchase 20,000 shares of XETA's common stock, par value $.05 per share;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, XETA hereby grants the following Stock Purchase Option to
Patterson:

1. Option to Purchase. XETA hereby grants to Patterson the option to purchase 20,000 shares of common stock, par value $.05 per share, of XETA (the "Options"), subject to the terms and conditions set forth herein. The shares to be issued from time to time upon exercise of the Options shall be unregistered and "restricted" as that term is defined in Rule 144 of the rules to the Securities Act of 1933, as amended, unless XETA elects to register such shares under said Act, which XETA is not obligated to do. Further, the Options are not qualified as incentive stock options within the means of Section 422 of the Internal Revenue Code of 1986, as amended, therefore are nonqualified options under the Code.

2. Vesting of Options. The Options shall vest in Patterson in three installments on the first three anniversary dates of the start of Patterson's employment with XETA, as follows:

                              Vested      No. of Shares
                          -------------   -------------
                          March 1, 2001 - 6,667 shares
                          March 1, 2002 - 6,667 shares
                          March 1, 2003 - 6,666 shares

Any unvested Options shall terminate and become void in the event of termination of Patterson's employment with XETA for any reason (including death).

3. Exercise of Options. The Options shall be exercisable from time to time in whole or in part for a period of ten (10) years from and after the date of vesting (the "Option Period"). The



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Options shall be exercisable by Patterson only and shall not be assignable or transferable except as provided in Section 5 below. Subject to the conditions and limitations set forth herein, the Options shall be exercisable by delivering to XETA on any business day prior to expiration of the Option Period (i) a written notice specifying the number of shares Patterson desires to purchase, and (ii) cash or certified funds in payment of the exercise price. Such items shall be sent to XETA at its corporate headquarters, addressed to the attention of Chief Financial Officer.

4. Purchase Price. The exercise price of the Options shall be $31.0625 per share, representing the fair market value of the Company's stock on the date of grant.

5. Death of Patterson. In the event of the death of Patterson, any Options not vested prior to death shall be forfeited and become void; and any Options that were vested prior to death may be exercised by the estate of Patterson or by a person who acquires the right to exercise such Option by bequest or inheritance from Patterson, subject to the same conditions upon exercise to which Patterson was subject.

6. Termination of Employment. In the event of the termination of Patterson's employment for any reason, any options not vested prior to such termination shall be forfeited and become void.

7. Adjustment. In the event the outstanding shares of common capital stock of XETA as a whole are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of XETA, whether through stock dividends, stock splits, reclassifications, merger, or the like, an approximate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares subject to any unexercised portion of the Options. Any such adjustment shall be made without a change in the total price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each share covered by the Options.

         IN WITNESS WHEREOF, the undersigned has caused this Stock Purchase Option to be executed on the day and year first above written.

                                            XETA Corporation


                                              /s/ JON A. WIESE
                                            -----------------------------------
                                            Jon A. Wiese, President


Accepted as of the 1st day of February, 2000.



/s/ LARRY N. PATTERSON
---------------------------------------------
Larry N. Patterson



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